Exhibit 10.2

HIVE DIGITAL TECHNOLOGIES LTD.

2023 RESTRICTED SHARE UNIT PLAN

Approved by the Board of Directors Effective August 25, 2022.

Last Approved by Shareholders on [ ], 2023

Approved by the TSX Venture Exchange on September 11, 2023

HIVE DIGITAL TECHNOLOGIES LTD.

2023 RESTRICTED SHARE UNIT PLAN

1. INTERPRETATION

1.1 Restricted Share Unit Plan

The plan herein described shall be called the "Restricted Share Unit Plan" and is referred to herein, as may be amended from time to time, as the "Plan".

1.2 Definitions

For the purposes of the Plan, unless there is something in the subject matter or context inconsistent therewith the following terms shall have the following meanings:

"Account" means the account set up on behalf of each Participant in accordance with Section 4.1(b);

"Applicable Law" means all applicable federal, provincial and foreign laws and any regulations, instruments or orders enacted thereunder, and the rules, regulations and policies of the Stock Exchange;

"Black Out Period" means a period when a Participant is prohibited from trading in the Company's securities pursuant to a restriction imposed by the Company;

"Board" or "Board of Directors" means the Board of Directors of the Company, as constituted from time to time; "Change of Control" means an occurrence when either:

(a) the acquisition whether directly or indirectly, by a person or company, or any persons or companies acting jointly or in concert (as determined in accordance with the Securities Act (British Columbia) and the rules and regulations thereunder) of voting securities of the Company which, together with any other voting securities of the Company held by such person or company or persons or companies, constitute, in the aggregate, more than 50% of all outstanding voting securities of the Company;

(b) an amalgamation, arrangement or other form of business combination of the Company with another company which results in the holders of voting securities of that other company holding, in the aggregate, 50% or more of all outstanding voting securities of the Company (including a merged or successor company) resulting from the business combination;

(c) the sale, lease or exchange of all or substantially all of the property of the Company to another person, other than a subsidiary of the Company or other than in the ordinary course of business of the Company; or

(d) a majority of the directors elected at any annual or special meeting of shareholders of the Company are not individuals nominated by the Company's then-incumbent Board;

"Committee" means a committee of the Board appointed in accordance with the Plan, or if no such Committee is appointed, then the Board itself;

"Company" means HIVE Digital Technologies Ltd. and any successor company thereto;

"Consultant" has the meaning given to it in TSXV Policy 4.4, and includes a "Consultant Company" within the meaning of such policy, as such policy may be amended, supplemented or replaced from time to time;

"Director" has the meaning given to it in TSXV Policy 4.4 as such policy may be amended, supplemented or replaced from time to time;

"Disability" means a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than 12 months, and which causes an individual to be unable to engage in any substantial gainful activity, or any other condition of impairment that the Committee, acting reasonably, determines constitutes a disability;

"Eligible Person" means, at the Grant Date, any Employee, Director or Consultant (other than persons who are Investor Relations Service Providers) of the Company or its Subsidiaries at the time of grant;

"Employee" has the meaning given to it in TSXV Policy 4.4 as such policy may be amended, supplemented or replaced from time to time;

"Grant Date" means the effective date on which RSUs are awarded to a Participant in accordance with Section 4.5;

"Insider" means: (i) a Director or officer of the Company; (ii) a Director or officer of a company that is an Insider or subsidiary of the Company; (iii) a person that beneficially owns or controls, or has a combination of beneficial ownership of, and control and direction over, directly or indirectly, Shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company; and (iv) the Company itself if it holds any of its own securities;

"Investor Relations Service Providers" has the meaning given to it in TSXV Policy 4.4 as such policy may be amended, supplemented or replaced from time to time;

"Market Price" means, with respect to the Shares on a particular date, the price per Share computed on the basis of the closing price of the Shares on the Stock Exchange for the most recent trading day preceding the relevant date; provided that in the event the Market Price would be determined with reference to a period commencing after a fiscal quarter end of the Company and ending prior to the public disclosure of interim financial statements for such quarter (or annual financial statements in the case of the fourth quarter), the calculation of the Market Price will be made with reference to the higher of the last closing price of the Shares on the Stock Exchange for the most recent trading day preceding the relevant date and the fifth trading day immediately following the date of public disclosure of the financial statements for that quarter;

"Participant" means an Eligible Person to whom or which RSUs have bee granted;

"Performance Conditions" shall have the meaning given in Section 4.5(c) herein;

"Performance Period" means a period designated by the Board in accordance with Section 3.2 that commences on the designated Grant Date and ends within three years following the end of the year of the Grant Date;

"Person or Entity" means an individual, natural person, corporation, government or political subdivision or agency of a government, and where two or more persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of an issuer, such syndicate or group shall be deemed to be a Person or Entity;

"Plan Limit" means the maximum number of Shares that are issuable under the Plan in accordance with Section 4.2;

"Regulatory Approval" means the approval under Applicable Law of the Stock Exchange and any other regulatory authority or governmental agency that may have lawful jurisdiction over the Plan and any RSUs issued hereunder;

"RSU Agreement" means an agreement, substantially in the form of the agreement set out in Schedule A, between the Company and a Participant setting out the terms of the RSUs granted to the Participant;

"Restricted Share Unit" or "RSU" has the meaning ascribed thereto in TSXV Policy 4.4 - Security Based Compensation;

"Securities Act" means the Securities Act (British Columbia), as amended from time to time;

"Security Based Compensation" has the meaning ascribed thereto in TSXV Policy 4.4 - Security Based Compensation;

"Security Based Compensation Arrangement" means any share option, share option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to Directors, Employees or Consultants of the Company or its Related Entities;

"Shareholder Approval" means approval by the Company shareholders in accordance with the rules of the Stock Exchange;

"Shares" means common shares in the capital of the Company;

"Subsidiary" means a wholly-owned or controlled subsidiary corporation of the Company;

"Stock Exchange" means the TSXV or any other stock exchange on which the Shares are then listed for trading, as applicable;

"Stock Option Plan" means the Company's stock option plan originally approved by the shareholders of the Company on August 23, 2017, as may be subsequently amended;

"TSXV" means the TSX Venture Exchange.

1.3 Use of Gender and Number

Words importing the singular number only shall include the plural and vice versa and words importing the masculine shall include the feminine.

1.4 Governing Law

The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

2. ESTABLISHMENT OF THE PLAN

2.1 Establishment and Purpose of the Plan

The purpose of the Plan is to assist and encourage Directors, Employees and Consultants of the Company and its Subsidiaries to work towards and participate in the growth and development of the Company and its Subsidiaries and provide such persons with the opportunity to acquire an ownership interest in the Company.

2.2 Effective Date

The Plan shall be effective when approved by the shareholders of the Company and the TSXV. Once effective, the Board may, in its discretion, at any time, and from time to time, issue Restricted Share Units to Eligible Persons as it determines appropriate under this Plan.

2.3 Eligibility

RSUs may be granted hereunder to Eligible Persons from time to time by the Board, subject to the limitations set forth in herein, but may not be granted when that grant would be prohibited by or in breach of Applicable Law or any Black Out Period then in effect.

3. ADMINISTRATION

3.1 Use of Committees

The Board may delegate all or such portion of its powers hereunder as it may determine to the Committee, either indefinitely or for such period of time as it may specify and thereafter the Committee may exercise the powers and discharge the duties of the Board in respect of the Plan so delegated to the same extent as the Board is hereby authorized so to do. If a Committee is appointed for this purpose, all references herein to the Board will be deemed to be references to such Committee.

3.2 Authority of the Board

The Board shall be responsible for the general administration of the Plan and the proper execution of its provisions, the interpretation of the Plan and the determination of all questions arising hereunder. Subject to the limitations of the Plan, without limiting the generality of the foregoing, the Board has the power and authority to:

(a) determine which Eligible Persons are to be granted RSUs and the number of RSUs to be issued to those Eligible Persons;

(b) determine the terms under which such RSUs are granted including, without limitation, those related to the Performance Period, vesting, Performance Conditions and forfeiture;

(c) prescribe the form of RSU Agreement with respect to a particular grant of RSUs;

(d) interpret the Plan and determine all questions arising out of the Plan and any RSUs granted pursuant to the Plan, which interpretations and determinations will be conclusive and binding on the Company and all other affected persons;

(e) prescribe, amend and rescind rules and procedures relating to the Plan;

(f) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Board may impose, delegate to one or more officers of the Company some or all of its authority under the Plan; and

(g) employ such legal counsel, independent auditors, third party service providers and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom.

The Board's guidelines, rules, regulations, interpretations and determinations shall be conclusive and binding upon the Company and all other persons, including, in particular and without limitation, the Participants.

4. GRANT OF RSUs

4.1 RSU Agreement and Account

(a) Upon the grant of the RSUs, the Company will deliver to the Participant an RSU Agreement dated as of the Grant Date, containing the terms of the RSUs and executed by the Company, and upon delivery to the Company of the RSU Agreement executed by the Participant, such Participant will be a Participant in the Plan and have the right to receive Shares or, at the sole discretion of the Company, cash on the terms and conditions set out in the RSU Agreement and in the Plan. Subject to any specific variations approved by the Board, all terms and conditions set herein will be deemed to be incorporated into and form part of each RSU Agreement made here under.

(b) An account ("Account") shall be maintained by the Company for each Participant and will show the RSUs credited to a Participant from time to time.

4.2 Shares Reserved

The maximum number of Shares that are issuable pursuant to this plan and all such Security Based Compensation Arrangements of the Company, in aggregate, is equal to up to a maximum of 10% of the Shares of the Company outstanding as at the date of grant or issuance of any Security Based Compensation under any of such Security Based Compensation Arrangements.

4.3 Status of Terminated RSUs

For purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares underlying any grants of RSUs that are surrendered, forfeited, waived, repurchased by the Company and/or cancelled shall be added back to the Plan Limit and again be available for future grant, whereas the number of Shares underlying any grants of RSUs that are issued shall not be available for future grant.

4.4 Limitations of RSUs to any One Person and to Insiders

(a) Unless disinterested Shareholder Approval is obtained (or unless permitted otherwise by the rules of the Stock Exchange):

(i) the maximum number of Shares which may be reserved for issuance to Insiders under the Plan, together with any other Security Based Compensation Arrangement, may not exceed 10% of the issued Shares at any point in time;

(ii) the maximum aggregate number of Common Shares of the Corporation that are issuable pursuant to all RSUs granted or issued in any 12 month period to Insiders (as a group) must not exceed 10% of the total Common Shares of the Corporation, calculated as at the date any RSU  is granted or issued to any Insider (unless the Issuer has obtained the requisite disinterested Shareholder approval pursuant TSXV Policy 4.4 - Security Based Compensation); and

(iii) the maximum aggregate number of Shares that are issuable pursuant to all Security Based Compensation ranted or issued in any 12 month period to any one Person (and where permitted, any companies that are wholly owned by that Person) must not exceed 5% of the issued Shares of the Company, calculated as at the date any Security Based Compensation is granted or issued to the Person (unless the company has obtained the requisite disinterested Shareholder approval).

(b) For so long as the Company is subject to the requirements of the TSXV (unless permitted otherwise by the rules of the TSXV), the maximum aggregate number of Shares that are issuable pursuant to all Security Based Compensation granted or issued in any 12 month period to any one Consultant must not exceed 2% of the issued Shares of the Company, calculated as at the date any Security Based Compensation is granted or issued to the Consultant.

(c) For RSUs granted to Employees, Consultants or Management Company Employees, the Corporation and the Participant are responsible for ensuring and confirming that the Participant is a bona fide Employee, Consultant or Management Company Employee, as the case may be.

4.5 Investor Relations Service Providers are not eligible to receive RSUs under this Plan.Grant and Vesting of RSUs

(a) The Board may in its own discretion, at any time, and from time to time, grant RSUs to Eligible Persons as it determines appropriate, subject to the limitations set out in this Plan. The Board may designate one or more Performance Periods under the Plan. In respect of each designated Performance Period and subject to the terms of the Plan, the Board may from time to time establish the Grant Date and grant to any Eligible Person one or more RSUs as the Board deems appropriate.

(b) The Board shall make all other determinations with respect to the Performance Period as the Board considers in its sole discretion to be necessary or desirable under the Plan, including, without limitation, the date or dates within such Performance Period and such other terms and conditions, if any, on which all or a portion of such RSUs credited to a Participant's Account shall vest (to be set forth in the RSU Agreement), provided that no RSUs may vest when prohibited by or in breach of Applicable Law. For the avoidance of doubt, the Participant must continue to be an Eligible Person as at the expiry of the Performance Period, in order for the RSU to vest.

(c) At the time a grant of a Restricted Share Unit is made, the Board may, in its sole discretion, establish such performance conditions for the vesting of Restricted Share Units as may be specified in the RSU Agreement (the "Performance Conditions"). The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any Performance Conditions. The Board may determine that a Restricted Share Unit shall vest in whole or in part upon achievement of any one Performance Condition or that two or more Performance Conditions must be achieved prior to the vesting of a Restricted Share Unit. Performance Conditions may differ for Restricted Share Units granted to any one Participant or to different Participants.

(d) Notwithstanding any other provision of the Plan, the Board may in its sole and absolute discretion accelerate and/or waive any vesting or other conditions, including Performance Conditions, for all or any RSUs for any Participant at any time and from time to time.

(e) In no circumstances will RSUs credited to a Participant's Account in respect of a Performance Period vest after three years following the end of the year of the Grant Date.

(f) Any RSUs in respect of a Performance Period that are not vested within three years following the end of the year of the Grant Date shall be cancelled and no vesting, payment or issuance shall be made under the Plan in respect of such RSUs.

(g) Notwithstanding any other provision in this Plan (for greater certainly, including Sections 4.6 and 4.7), at no time may an RSU vest before the date which is one year following the Grant Date.

4.6 Third Party Offer

Subject to Section 4.5(g), if an offer to purchase all of the outstanding Shares of the Company is made by a third party, the Board may, to the extent permitted by Applicable Law and upon giving each Participant written notice to that effect, effect the acceleration of the vesting of RSUs granted under the Plan. All determinations of the Board under this Section will be final, binding and conclusive for all purposes.

4.7 Change of Control

Subject to Section 4.5(g), on the occurrence of a Change of Control, all the RSUs at that time outstanding but unvested shall automatically and irrevocably become vested in full.

4.8 Delivery of Shares or Cash

(a) RSUs shall vest pursuant to the vesting schedule set out in a Participant's RSU Agreement and, subject to Black Out Periods, the Company shall redeem such RSUs only at the end of the Performance Period pertaining to the RSUs and issue from treasury one Share for each full RSU that has vested without any further action on the part of the Participant. The Shares issued upon redemption of RSUs shall be registered according to the information in the Company's records for a Participant. No partial RSUs may be issued. Notwithstanding the foregoing, at the sole election of the Company, the Company may redeem all or part of the vested RSUs by making a lump sum payment at the end of the Performance Period pertaining to the RSUs in respect of all RSUs to be redeemed at such time, equal to the amount determined by multiplying the number of RSUs in the Participant's Account that are vested on such vesting date by the Market Price of a Share on such vesting date.

(b) Notwithstanding Section 4.8(a) and Section 4.8(d), all redemptions under this Section 4.8 in respect of RSUs in Participants' Accounts that have vested in respect of a Performance Period shall be redeemed within three years following the end of the year in which such RSUs were awarded pursuant to Section 4.5.

(c) Upon delivery of Shares and/or cash in satisfaction of RSUs, such RSUs shall be cancelled from the Participant's Account.

(d) Subject to Section 4.8(b), if the applicable redemption date for RSUs occurs during or within 10 business days of the expiration of a Black Out Period applicable to such Participant, then the redemption date for such RSUs shall be extended to the close of business on the tenth business day following the expiration of the Black Out Period.

4.9 Tax and Tax Withholding

Notwithstanding any other provision contained herein, in connection with the exercise of an RSU by a Participant for Shares of the Company pursuant to Section 4.8(a) hereof, as a condition to such exercise: (i) the Company shall require such Participant to pay or cause to be paid to the Company an amount as necessary so as to ensure that the Company is in compliance with the applicable provisions of any federal, provincial or local law relating to the withholding of tax or other required deductions in connection with the exercise of such RSUs (the "Source Deductions"); or (ii) in the event a Participant does not pay or cause to be paid the amount specified in (i), then the Company shall be permitted to: (x) engage a broker or other agent on behalf of the Participant, at the risk and expense of the Participant, to sell a portion of the underlying Shares issued on the exercise of such RSU through the facilities of the Stock Exchange, and to apply the proceeds received on the sale of such underlying Shares as necessary so as to ensure that the Company is in compliance with the applicable Source Deductions relating to the exercise of such RSUs, or (y) reduce the number of Shares to be issued to a Participant in respect of redeemed RSUs in an amount that is equal in value to the cash amount of the Source Deductions and pay the Source Deductions in cash as necessary. In addition, the Company shall be entitled to withhold from any amount payable to a Participant, such amount as may be necessary so as to ensure that the Company is in compliance with the applicable Source Deductions relating to the exercise of any RSU.

Notwithstanding the above, in the event of any contradiction between this provision and TSXV Policy 4.4 - Security Based Compensation, the TSXV Policy 4.4 shall prevail.

4.10 Termination of Employment

As may be specified in the applicable RSU Agreement:

(a) upon the voluntary resignation or the termination for cause of a Participant, all of the Participant's RSUs which remain unvested in the Participant's Account shall be forfeited without any entitlement to such Participant. If the Participant has an employment or consulting agreement with the Company, the term "cause" shall include any meaning given to that term in the employment or consulting agreement or, if such term is not defined in such agreement, shall mean any ground which would justify the services of the Participant to be terminated without notice or payment in lieu and/or shall have the meaning given to such term under any Applicable Law; and

(b) upon the termination without cause, the Disability, or the death of a Participant, the Participant or the Participant's beneficiary, as the case may be, shall for each grant of RSUs, have a number of RSUs become vested equal to: (A x B/C) - D, where:

A = the original number of RSUs granted;

B = the number of completed months of employment since the Grant Date;

C = the number of total months required to achieve the full vesting of such grant of RSUs;

D = the number of RSUs that have become vested and were previously settled in accordance with the Plan.

Such vested RSUs shall be settled in accordance with Section 4.8.

4.11 No Compensation for Cancelled RSUs Awards

A Participant ceases to be an Eligible Person on the Participant's last day of actual and active employment with the Company or a Subsidiary. For the purposes of the Plan, no period of notice of termination of employment that is or ought to have been given to a Participant after the date on which the Participant ceases to be an Eligible Person shall be included in determining the Participant's entitlement under the Plan. Section 4.11 applies regardless of whether the Participant received compensation in respect of dismissal or was entitled to a period of notice of termination which would otherwise have permitted a greater portion of the RSUs to vest with the Participant. All RSUs will cease to vest as at the date upon which the Participant ceases to be an Eligible Person. Participants will not be entitled to any compensation in respect of any part of the RSUs which was not vested.

4.12 Non-Transferability of RSUs

RSUs accruing to any Participant in accordance with the terms and conditions of this RSU Plan shall not be transferable or assignable except by will or by the laws of descent and distribution. During the lifetime of a Participant, all benefits and rights granted under this RSU Plan may only be exercised by the Participant.

5. AMENDMENT

5.1 Amendments

The Board may from time to time, suspend, terminate or discontinue the Plan at any time, or amend or revise the terms of the Plan or of any RSU granted under the Plan and any Certificate relating thereto, provided that no such suspension, termination, amendment or revision will be made:

(a) Except in compliance with applicable law and with the prior approval, if required, of the TSX Venture Exchange or any other regulatory body having authority over the Corporation, the Plan or the Shareholders; and

(b) In the case of an amendment or revision, if it materially adversely affects the rights of any Participant, without the consent of the Participant.

If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force on the date of the termination will continue in effect as long as any RSU, or any rights pursuant thereto remain outstanding and, notwithstanding the termination of the Plan, the Board will remain able to make such amendments to the Plan or the RSU as they would have been entitled to make if the Plan were still in effect.

Subject to any applicable rules of the TSXV, the Board may from time to time, in its absolute discretion and without the approval of Shareholders, make the following amendments:

(a) Amendments to fix typographical errors; and

(b) Amendments to clarify existing provisions of the Plan that do not have the effect of altering the scope, nature and intent of such provisions.

Disinterested Shareholder Approval is required for the following amendments to the Plan;

(a) Any individual grant that would result in any of the limitations set forth in this Plan being exceeded; or

(b) Any extension of the Expiry Date of an RSU held by an Insider.

5.2 Termination

The Board may terminate the Plan at any time in its absolute discretion. If the Plan is so terminated, no further RSUs shall be granted, but the RSUs then outstanding shall continue in full force and effect in accordance with the provisions of the Plan. For the purposes of this Section 5.2, an amendment does not include an accelerated expiry of an RSU by reason of the fact that a Director, Employee or Consultant ceases to be a Participant.

6. ADJUSTMENT TO SHARES

6.1 Adjustments

Subject to the approval of the TSXV, appropriate adjustments in the Plan Limit and the number of Shares issuable on redemption of RSUs, will be conclusively determined by the Board to give effect to adjustments in the number of Shares resulting from subdivisions, consolidations, substitutions, or reclassifications of the Shares, the payment of stock dividends by the Company (other than dividends in the ordinary course) or other relevant changes in the capital of the Company or from a proposed merger, amalgamation or other corporate arrangement or reorganization involving the exchange or replacement of Shares of the Company for those in another corporation. Any dispute that arises at any time with respect to any such adjustment will be conclusively determined by the Board, and any such determination will be binding on the Company, the Participant and all other affected parties.

6.2 Further Adjustments

Subject to Section 6.1 and Applicable Law, if, because of a proposed merger, amalgamation or other corporate arrangement or reorganization, the exchange or replacement of Shares of the Company for those in another corporation is imminent, the Board may, in a fair and equitable manner, determine the manner in which all unvested RSUs and rights granted under the Plan will be treated including, without limitation, requiring the acceleration of the time for the vesting of such RSUs and the time for the fulfilment of any conditions or restrictions on such vesting. All determinations of the Board under this Section will be final, binding and conclusive for all purposes.

6.3 Limitations

The grant of RSUs under the Plan will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, amalgamate, reorganize, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets or engage in any like transaction.

7. GENERAL

7.1 Unfunded and Unsecured Plan

The Plan shall be unfunded and neither the Company nor any of its Related Entities will secure the Company's obligations under the Plan. To the extent any Participant or his or her estate holds rights by virtue of an award of Restricted Share Units under the Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured creditor of the Company.

7.2 Compliance with Legislation

The Plan, the grant and vesting of RSUs hereunder and the Company's obligation to sell and deliver Shares in accordance with the provisions of the Plan is subject to Applicable Law and to such Regulatory Approvals as may, in the opinion of counsel to the Company, be required. Each RSU Agreement will contain such provisions as in the opinion of the Board are required to ensure that no Shares are issued in respect of an RSU unless the issuance of such Shares will be exempt from all registration, qualification and prospectus requirements of securities laws of any jurisdiction and will be permitted under Applicable Law. The Company shall not be obliged by any provision of the Plan or the grant of any RSU hereunder to issue, sell or transfer Shares in violation of Applicable Law or any condition of any Regulatory Approval. No RSU shall be granted and no Shares issued or sold hereunder where such grant, issue or sale would require registration of the Plan or of Shares under the securities laws of any jurisdiction and any purported grant of any RSU or issue, sale or transfer of Shares hereunder in violation of this provision shall be void. In addition, the Company shall have no obligation to issue any Shares pursuant to the Plan unless such Shares shall have been duly listed, upon official notice of issuance, with the Stock Exchange. Shares issued and sold to Participants pursuant to the provisions of the Plan may be subject to limitations on sale or resale under Applicable Law. In particular, if required by Applicable Law, an RSU Agreement may provide that shareholder approval to the grant of an RSU must be obtained prior to the vesting of the RSU or to the amendment of an RSU Agreement.

7.3 Non-Exclusivity

Nothing contained in the Plan will prevent the Board from adopting other or additional Security Based Compensation Arrangements, subject to obtaining prior Regulatory Approval and, if required, Shareholder Approval.

7.4 Employment and Services

Nothing contained in the Plan or in any RSU Agreement will confer upon or imply in favour of any Eligible Person or Participant any right with respect to office, employment or provision of services with the Company or of any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to lawfully terminate the Eligible Person or Participant's office, employment or service at any time pursuant to the arrangements pertaining to same. Participation in the Plan by an Eligible Person will be voluntary.

7.5 Change of Status

Unless otherwise provided for herein or in an RSU Agreement, a change in the status, office, position or duties of a Participant from the status, office, position or duties held by such Participant on the date on which an RSU was granted to such Participant will not result in a change in the terms of such RSU provided that such Participant remains an Eligible Person.

7.6 No Representation or Warranty

The Company makes no representation or warranty as to the future market value of Shares issued in accordance with the provisions of the Plan or to the effect of the Income Tax Act (Canada) or any other taxing statute governing the RSUs or the Shares issued or issuable thereunder or the tax consequences to a Participant. Compliance with Applicable Law as to the disclosure and resale obligations of each Participant is the responsibility of such Participant and not the Company.

7.7 Rights as a Shareholder

Nothing contained in the Plan nor in any RSU granted thereunder shall be deemed to give any Participant any interest or title in or to any Shares of the Company or any rights as a shareholder of the Company or any other legal or equitable right against the Company whatsoever other than with respect to Shares issued in accordance with the provisions of the Plan.

7.8 Discretion of Board

The awarding of RSUs to any Eligible Person is a matter to be determined solely in the discretion of the Board. The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issue of any Shares or any other securities in the capital of the Company or any of its subsidiaries other than as specifically provided for in the Plan.

7.9 Notices

The form of all communication relating to the Plan shall be in writing and delivered by recognized overnight courier, certified mail, fax or electronic mail to the proper address or, optionally, to any individual personally. Except as otherwise provided in any RSU Agreement, all notices to the Company or the Board shall be addressed to: c/o the Company at its offices located at HIVE Digital Technologies Ltd., Suite 855, 789 West Pender Street, Vancouver, British Columbia, V6C 1H2 , Attn: Chief Financial Officer. All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons that are not delivered personally to an individual shall be addressed to such person by the Company or its designee at the last address for such person maintained in the records of the Board or the Company.

SCHEDULE A TO RESTRICTED SHARE UNIT PLAN FORM OF
RESTRICTED SHARE UNIT PLAN AGREEMENT HIVE DIGITAL
TECHNOLOGIES LTD.

This RSU Agreement is entered into between HIVE Digital Technologies Ltd. (the "Company") and ⬤ [INSERT NAME OF ELIGIBLE PERSON] (the "Eligible Person"), pursuant to the Company's Restricted Share Unit Plan (the "Plan"), a copy of which is attached hereto, and confirms that on ⬤ [INSERT GRANT DATE ] (the "Grant Date"), the Eligible Person was granted ⬤ [INSERT NUMBER OF RSUs ] Restricted Share Units ("RSUs"), in accordance with the terms of the Plan.

The RSUs will vest as follows:

Number of RSUs	Date of Vesting	Performance Condition to be Satisfied
●	●
●	●

all on the terms and subject to the conditions set out in the Plan.

The Performance Period for this grant of RSUs commences on the Grant Date and ends at the close of business on ⬤ [INSERT DATE, WHICH MUST BE WITHIN THREE YEARS FOLLOWING THE END OF THE YEAR OF THE GRANT DATE].

By signing this agreement, the Eligible Person:

(a) acknowledges that he or she has read and understands the Plan, agrees with the terms and conditions thereof which shall be deemed to be incorporated into and form part of this RSU Agreement (subject to any specific variations contained in this RSU Agreement);

(b) acknowledges that the RSUs are subject to certain terms conditions relating to the Eligible Person's status as an Employee, Director or Consultant of the Company or a Subsidiary, and understands that if he or she ceases to be an Employee, Director or Consultant of the Company or a Subsidiary, the RSUs may be cancelled or forfeited;

(c) acknowledges that he or she is responsible for paying any applicable taxes and withholding taxes arising from the exercise of any RSU, as provided in Section 4.9 of the Plan;

(d) agrees that an RSU does not carry any voting rights;

(e) acknowledges that his or her participation in the Plan is voluntary and has not been induced as a condition of employment or engagement, or continued employment or engagement.

By signing this RSU Agreement, the undersigned also provides its express written consent to:

(a) the disclosure of Personal Information (as defined below) by the Company to the TSX Venture Exchange (the "Exchange") with respect to any and all forms required to be filed by the Company with the Exchange with respect to the grant of this RSU; and

(b) the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6A of the Corporate Finance Manual of the Exchange, or as otherwise identified by the Exchange, from time to time.

"Personal Information" means any information about an identifiable individual, and includes the information contained in any materials to be filed by the Company with the Exchange.

IN WITNESS WHEREOF the Company and the Eligible Person have executed this RSU Agreement as of

_____________________, 20____.

HIVE DIGITAL TECHNOLOGIES LTD.

Authorized Signatory Name:
Title:

Name of Eligible Person

Signature of Eligible Person

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Company within 30 days of receipt. Failure to acknowledge acceptance of this grant will result in the cancellation of your RSUs.